UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2018

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 26, 2018, the Board of Directors of CV Sciences, Inc., a Delaware corporation (the “Company”), appointed Joerg Grasser as the Company’s Chief Accounting Officer. Mr. Grasser will assume the principal accounting duties of the Company.

Mr. Grasser, 44, has more than 20 years of experience and an extensive background in accounting, finance, financial reporting and operations.  Prior to his role at CV Sciences, Mr. Grasser was Controller at Ballast Point Brewing, a subsidiary of Constellation Brands, Inc. from 2015 to 2018.  Prior to his role at Ballast Point, Mr. Grasser held senior finance positions with Sequenom, Inc. from 2014 to 2015 and Peregrine Semiconductor Corporation from 2010 to 2014.  Mr. Grasser began his career at KPMG LLP providing audit and IT advisory services, advancing to senior audit manager. Mr. Grasser has an MBA from the Keller Graduate School of Management, a BA from University of Regensburg and is a Certified Public Accountant.

Effective December 26, 2018, the Company entered into an Executive Employment Agreement with Mr. Grasser the term of which shall continue through December 31, 2021. Pursuant to the Executive Employment Agreement, Mr. Grasser will receive an annual base salary of $250,000 (the “Base Salary”) and incentive stock options to purchase 250,000 shares of the Company’s common stock under the Company’s 2013 Amended and Restated Equity Incentive Plan, subject to the approval by the Company’s Compensation Committee (the “Stock Options”). The Stock Options will have a strike price based on the closing price of the Company’s common stock the day prior to grant and will vest over a period of three years, with 33% vesting on the one-year anniversary of grant and the remaining 67% vesting in a series of 24 equal monthly increments, subject to continued employment, with customary provisions for acceleration upon a change of control. Mr. Grasser is also eligible to receive an annual performance bonus in an amount not to exceed 20% of Mr. Grasser’s then effective Base Salary to be determined by the Compensation Committee of the Company’s Board of Directors.

There are no arrangements or understandings between Mr. Grasser and any other person pursuant to which Mr. Grasser was appointed as an officer of the Company. Mr. Grasser is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. There are no familial relationships between Mr. Grasser and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

Item 7.01	Regulation FD Disclosure

On January 8, 2019, the Company announced the appointment of Mr. Grasser as its Chief Accounting Officer. A copy of the press release issued by the Company announcing Mr. Grasser’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of CV Sciences, Inc., dated January 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2019

CV SCIENCES, INC. By: /s/ Joseph Dowling Joseph Dowling Chief Executive Officer and Chief Financial Officer